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                                                                    EXHIBIT 23.2


MADSEN & ASSOCIATES, CPA's INC.                           684 East Vine St, #3
Certified Public Accountants and Business                 Murray, Utah 84107
Consultants                                               Telephone 801-268-2632
                                                          Fax 801-262-3978


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        We have issued our report dated March 23, 2004, accompanying the audited financial statements of Vyteris Holdings (Nevada), Inc (formerly Treasure Mountain Holdings, Inc.) at December 31, 2003 and the related statements of operations, stockholders' equity, and cash flows and for the years ended December 31, 2003 and 2002 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2 Amendment No. 5 and the related prospectus.

                                        /s/ Madsen & Associates, CPA's Inc.
                                        -----------------------------------

May 2, 2005